Exhibit 99.1(b)

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. §1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned chief financial officer of Atchison Casting Corporation (the “Company”) hereby certify that, to my knowledge:

(i) the accompanying Quarterly Report on Form 10-Q of the Company for the quarter ended December 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 14, 2003	/s/ Kevin T. McDermed
Kevin T. McDermed
Chief Financial Officer